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                                                                      EXHIBIT 21


                            SCHEDULE OF SUBSIDIARIES

                           HASKEL INTERNATIONAL, INC.

Direct and indirect subsidiaries:

                                     State or Country
Name                                  of Organization       Parent
- ----                                 ----------------       ------
Haskel International, Inc.           California             N/A

M.G. Electronics, Inc.               California             Haskel International, Inc.

Haskel Energy Systems, Ltd.          England                Haskel International, Inc.

S.A.T. Air Limited                   England                Haskel Energy Systems, Ltd.

Environclean Systems Limited         England                Haskel Energy Systems, Ltd.

General Pneumatic S.A.               France                 Haskel Energy Systems, Ltd.

Haskel HochdruckSysteme GmbH         Germany                Haskel Energy Systems, Ltd.

Hydraulic Mobile Equipment Ltd.      England                Haskel Energy Systems, Ltd.

MGE (UK), Ltd.                       England                M.G. Electronics, Inc.